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                                                                     EXHIBIT 11


                      INDUSTRIAL DISTRIBUTION GROUP, INC.

                       COMPUTATION OF EARNINGS PER SHARE

 FOR THE THREE MONTHS AND NINE MONTHS PERIODS ENDED SEPTEMBER 30, 1998 AND 1997

                     (In Thousands, Except Per Share Data)

                                  (Unaudited)

                                                              Three Months Ended                   Nine Months Ended
                                                                 September 30,                       September 30,
                                                          -------------------------           -------------------------
                                                           1998              1997              1998              1997
                                                          -------           -------           -------           -------
       Net income                                         $ 1,712           $   653           $ 4,788           $ 1,358
                                                          =======           =======           =======           =======

            Weighted average common
             shares outstanding                             8,464             2,112             8,191             1,703

            Add - Dilutive effect of outstanding options

             (as determined by the application of the

             treasury stock method)                            27                46                35                48
                                                          -------           -------           -------           -------

            Weighted average common and
             common equivalent
             shares outstanding                             8,491             2,158             8,226             1,751
                                                          =======           =======           =======           =======

       Primary earnings per share:                        $   .20           $   .31           $   .58           $   .80
                                                          =======           =======           =======           =======

       Diluted earnings per share:                        $   .20           $   .30           $   .58           $   .78
                                                          =======           =======           =======           =======
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